Exhibit 99.1

Joint Filing Agreement

By this Agreement, the undersigned agree that this amended Statement on Schedule 13D being filed on or about this date, and any subsequent amendments thereto filed by any of us, with respect to the securities of Willi-Food International Ltd. is being filed on behalf of each of us.

/s/ Alexander Granovskyi
Alexander Granovskyi

ISRAEL 18 B.V.

Euryton Trust Management B.V., Director

By: /s/ Doron Shamir
Name: Doron Shamir*
Title: Director

By: /s/ Alon Elmaliyah
Name: Alon Elmaliyah*

BGI INVESTMENTS (1961) LTD.

By: /s/ Israel Yossef Schneorson
Name: Israel Yossef Schneorson
Title: Chief Executive Officer

By: /s/ Eyal Merdler
Name: Eyal Merdler
Title: Chief Financial Officer

* Evidence of signature authority is filed herein as Exhibit 99.2.

EMBLAZE LTD.

By: /s/ Israel Yossef Schneorson
Name: Israel Yossef Schneorson
Title: Chief Executive Officer

By: /s/ Eyal Merdler
Name: Eyal Merdler
Title: Chief Financial Officer

WILLI-FOOD INVESTMENTS LTD.

By: /s/ Gil Hochboim
Name: Gil Hochboim
Title: Chief Executive Officer

/s/ Zwi Williger
Name: Zwi Williger

/s/ Joseph Williger
Name: Joseph Williger